Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 27, 2004, in the Registration Statement (Form S-8) pertaining to The Chubb Corporation Long-Term Stock Incentive Plan (2004) and The Chubb Corporation Long-Term Stock Incentive Plan For Non-Employee Directors (2004), with respect to the consolidated financial statements and schedules of The Chubb Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
June 30, 2004